SOS
Office of the Secretary of State
Corporations & Charities Division

Washington Profit Corporation

See attached detailed instructions

☑ **Filing Fee $30.00**

☐ **Filing Fee with Expedited Service $80.00**

This Box For Office Use Only

FILED
Secretary of State
State of Washington
Date Filed: 12/17/2018
Effective Date: 12/17/2018
UBI No: 603 376 790

UBI Number: 603 376 790

ARTICLES OF AMENDMENT

Chapter 23B.10 RCW

SECTION 1

NAME OF CORPORATION: *(as currently recorded with the Office of the Secretary of State)*

Harbor Custom Homes, Inc.

SECTION 2

AMENDMENTS were adopted on this DATE: December 7, 2018

SECTION 3

ARTICLES OF AMENDMENT WERE ADOPTED BY: *(please check one of the following)*

☐ Board of Directors *(shareholder action was not required)*

☑ Duly approved by shareholders in accordance with 23B.10.030 and 23B.10.040 RCW

☐ Incorporators *(shareholder action was not required)*

SECTION 4

AMENDMENTS TO ARTICLES ON FILE: *(if necessary, attach additional information)*

See attached

SECTION 5

EFFECTIVE DATE OF ARTICLES OF AMENDMENT: *(please check one of the following)*

☑ Upon filing by the Secretary of State

☐ Specific Date: ________________ *(Specified effective date must be within 90 days AFTER the Articles of Amendment have been filed by the Office of the Secretary of State)*

SECTION 6

SIGNATURE *(see instructions page)*

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

X [signature]	Sterling Griffin/President	12/7/2018	253-649-0636
Signature	Printed Name/Title	Date	Phone Number

Work Order #: 2018121100589336 - 1
Received Date: 12/11/2018
Amount Received: $30.00

Articles of Amendment of Articles of Incorporation

of Harbor Custom Homes, Inc.

This Articles of Amendment of the Articles of Incorporation contains the following amendment to the existing Articles of Incorporation effective December 7, 2018:

The following is a description of the rights and restrictions of Shareholders with regard to cumulative voting rights:

> Shareholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.

The date of the adoption of the Amended and Restated Articles of Incorporation containing such amendment by the Shareholders of this Corporation is December 7, 2018. The amendment was duly adopted by the Shareholders of this Corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

By: ______________________
Sterling Griffin

Its: President

Work Order #: 2018121100589336 - 1
Received Date: 12/11/2018
Amount Received: $30.00